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                                                                      EXHIBIT 21

                         Delco Remy International, Inc.
                         Subsidiaries of the Registrant

Delco Remy International, Inc. (Delaware)
     Delco Remy America, Inc. (Delaware)
        Delco Remy International (Europe) GmbH (Germany)

     Reman Holdings, Inc. (Delaware)
        Nabco, Inc. (Michigan)

        The A & B Group, Inc. (Mississippi)
           A & B Cores, Inc. (Mississippi)
           A & B Enterprises, Inc. (Mississippi)
           Dalex, Inc. (Mississippi)
           MCA, Inc. of Mississippi (Mississippi)
           R & L Tool Company, Inc. (Mississippi)

        Power Investments, Inc. (Indiana)
           Franklin Power Products, Inc. (Indiana)
              Magnum Power Products, LLC (Delaware)
           International Fuel Systems, Inc. (Indiana)
           Marine Corporation of America (Indiana)
           Power Investments Marine, Inc. (New Jersey)
           Powrbilt Products, Inc. (Texas)
           Central Precision Limited (Alberta)
              Reman Transport Ltd. (Alberta)

        World Wide Automotive Inc. (Virginia)
           Publitech, Inc. (Virginia)
           World Wide Automotive Distributors, Inc. (Virginia)

        Williams Technologies, Inc. (South Carolina)
        HSG I, Inc. (Delaware)
        HSG II, Inc. (Delaware)
              Engine Master, L.P. (Delaware)
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Delco Remy International, Inc. (Delaware), continued
   Remy International, Inc. (Delaware)
   DR Sales, Inc. (Delaware)

      Remy Holding Limited (UK)
         Remy Auto Parts Holdings B.V. (Netherlands)
            Delco Remy Germany GmbH (Germany)
               Continental ISAD Electric Motors Verwaltungs GmbH (Germany) Continental ISAD Electric Motors GmbH & Co. OHG (Germany)
            Delco Remy Hungary KFT (Hungary)
               Delco Remy Remanufacturing KFT (Hungary)
            Delco Remy UK Limited (UK)
            Remy Holdings do Brasil Ltda. (Brazil)
               Delco Remy Brazil, Ltda. (Brazil)
            DR Holdings II BV (Netherlands)
            Elmot - DR, Sp.z.o.o
            DRK Holdings B.V. (Netherlands)
               Remy Korea LTD (Korea)
            Delco Remy Distribution Center bvba (Belgium)
            Delco Remy Belgium bvba (Belgium)
                Electro Diesel Rebuild bvba
                Electro-Rebuild Tunisie S.A.R.L. (Tunisia)
            Remy Mexico Holdings, S. de R.L. de C.V. (Mexico)
               Delco Remy Remanufacturing Services, S. de R. L. de C.V. (Mexico) Delco Remy Remanufacturing de Mexico S. de R.L. de C.V. (Mexico) Delco Remy Mexico, S. de R.L. de C.V. (Mexico)
               Remy Mexico Services, S. de R.L. de C.V. (Mexico)
               Remy Componentes S. De  R.L. de C.V. (Mexico)

      Remy India Holdings, Inc. (Delaware)
         Delco Remy Electricals India Limited (India)
      Remy Korea Holdings, Inc. (Delaware)
      Delco Remy International Limited (Barbados)

   Ballantrae Corporation
      Kraftube, Inc. (Michigan)
      Tractech, Inc. (Delaware)
         Tractech, Inc. Limited (Ireland)

   Remy Logistics L.L.C. (Delaware)
   IPower Technologies L.L.C. (Delaware)